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                                                                  Exhibit 23.2



                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 5, 1996, except for Note 8 as to which the date is October 8, 1996, and Note 9 as to which the date is January 2, 1997, with respect to the financial statements of Sahara Networks, Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Cascade Communications Corp. for the registration of 3,409,196 shares of its common stock.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  Ernst & Young LLP



Hartford, Connecticut
February 3, 1997